UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2015

LVB ACQUISITION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-54505	26-0499682
(Commission File Number)	(IRS Employer Identification No.)

56 East Bell Drive, Warsaw IN	46582
(Address of Principal Executive Offices)	(Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⌧	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 13, 2015, action was taken by the written consent of the stockholders of LVB Acquisition, Inc. (“LVB”) to approve the proposal described below.

The written consents were solicited pursuant to a consent solicitation statement, which was dated and filed on March 6, 2015 by LVB (the “Consent Solicitation Statement”).

The record date for the solicitation of written consents was January 21, 2015 (the “Record Date”) on which 552,585,862 shares of LVB were issued and outstanding.

The consent solicitation, and the period during which consents could be given or revoked, concluded on March 13, 2015.

Proposal:

In connection with the proposed merger of Owl Merger Sub, a Delaware corporation and an indirect wholly owned subsidiary of Zimmer Holdings, Inc. (“Zimmer”) with and into LVB, with LVB continuing as the surviving corporation and an indirect wholly owned subsidiary of Zimmer (the “merger”), certain service providers of LVB may be entitled to receive certain compensatory payments and benefits set forth in the Consent Solicitation Statement that could have adverse tax effects for both the recipients and LVB. Following waiver by each such service provider of his or her right to the portion of such compensation and benefits that constituted “excess payments” (as defined in the Consent Solicitation Statement), LVB’s stockholders voted to approve the payments pursuant to Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.280G-1, Q&A 7. As a result, each such service provider has retained his or her right to receive such payments without adverse tax effects to LVB or such recipients.

Upon the conclusion of the consent solicitation on March 13, 2015, shares of LVB common stock were voted as follows:

Consents To:	536,102,045.5
Does Not Consent To:	2,500.0
Abstains With Respect To:	0

The proposal was approved by a vote of approximately 97% of the shares of LVB issued and outstanding as of the Record Date.

Additional Information about this Transaction

In connection with the proposed transaction, Zimmer Holdings, Inc. (“Zimmer”) filed with the U.S. Securities and Exchange Commission (the “SEC”), and the SEC declared effective on September 29, 2014, a registration statement on Form S-4 that includes a consent solicitation statement of LVB Acquisition, Inc. (“LVB”) that also constitutes a prospectus of Zimmer. We urge investors and security holders to read the consent solicitation statement/prospectus because it contains important information regarding the proposed merger. You may obtain a free copy of the consent solicitation statement/prospectus and other related documents filed by Zimmer and Biomet’s parent company, LVB, with the SEC at the SEC’s website at www.sec.gov. These documents and other relevant materials, including any documents incorporated by reference therein, when and if filed, may also be obtained free of charge from Zimmer at http://investor.zimmer.com or from Biomet at http://www.biomet.com/corporate/investors/, as applicable. This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LVB ACQUISITION, INC.

Date: March 13, 2015	By:	/s/ Jonathan M. Grandon
Jonathan M. Grandon
Senior Vice President and General Counsel